UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

We are filing this Current Report on Form 8-K (this “Form 8-K”) to update certain financial information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that we filed on February 26, 2016 (the “Form 10-K”), to reflect the one-for-five (1:5) reverse split of our issued and outstanding common stock which has been approved by our Board of Directors and became effective on July 29, 2016.

This Form 8-K presents disclosures updated from our Form 10-K, as originally filed, to reflect the application of the reverse stock split on a comparable basis for all years presented. All other information is presented as set forth in the Form 10-K and has not been updated in this Form 8-K. The updates to the Form 10-K, as set forth in this Form 8-K, for the retrospective application of the reverse stock split are consistent with the presentation in our quarterly report on Form 10-Q for the period ended June 30, 2016 which we are also filing with the Securities and Exchange Commission today. The sections of the Form 10-K affected by these changes are: Items 5, 6, 7, 12 and 15.

All such updated and enhanced items of the Form 10-K are set forth in their entirety in Exhibits 99.1 through 99.5 hereto, and are incorporated by reference herein.

We have not updated or enhanced any other disclosures presented in the Form 10-K. More current information is included in our other filings with the Securities and Exchange Commission. This Form 8-K, including the exhibits hereto, should be read in conjunction with the Form 10-K and our other filings. Other filings may contain important information regarding uncertainties, trends, risks, events, transactions, developments and updates to certain expectations that may have been reported since the filing of the Form 10-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 99.1	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Exhibit 99.2	Selected Financial Data

Exhibit 99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Exhibit 99.4	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Exhibit 99.5	Financial Statements

Ex-101	Instance Document

Ex-101	Schema Document

Ex-101	Calculation Linkbase Document

Ex-101	Labels Linkbase Document

Ex-101	Presentation Linkbase Document

Ex-101	Definition Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 1, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer